Exhibit 3

ADAMAS CAPITAL MANAGEMENT (CY) LIMITED

(the “Company”)

UNANIMOUS WRITTEN RESOLUTION OF THE DIRECTORS OF THE COMPANY

DATED May 27, 2019

The undersigned, comprising all the members of the Board of Directors of the Company, in lieu of meeting, pursuant to the Articles of Association of the Company and waiving any prior notice requirements, do hereby consent in writing as follows:

It is hereby RESOLVED THAT Noam Fogel Shimoni, Director of the Company, is authorized, acting individually, to:

1.
prepare, execute, acknowledge, deliver and file any Schedule 13D or Schedule 13G (including any amendments thereto) on behalf of the Company that is required with respect to the securities of Achieve Life Sciences, Inc., a Delaware corporation, with the U.S. Securities and Exchange Commission, any securities exchanges, and Achieve Life Sciences, Inc., as considered necessary or advisable under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time ("Sections 13(d)"), with the right (a) to grant a power of attorney, with power of substitution, to act in his stead or (b) to otherwise name a designee in a manner permitted by Sections 13(d), with power of substitution, to act in his stead;

2.
seek or obtain, as the Company's representative and on the Company's behalf, information on transactions in the securities of Achieve Life Sciences, Inc. from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

3.	perform any and all other acts which in his discretion are necessary or desirable for and on behalf of the Company in connection with the foregoing.

IN WITNESS WHEREOF, it has been resolved as of the date appearing above.

/s/ Noam Fogel Shimoni
Name: Noam Fogel Shimoni
Title: Director

/s/ Dov Malnik
Name: Dov Malnik
Title: Director

/s/ Nicos Kacoullis
Name: Nicos Kacoullis
Title: Director